As filed with the Securities and Exchange Commission on October 23, 2006

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 23, 2006

DSP GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23006	94-2683643
(Commission File Number)	(I.R.S. Employer Identification No.)

3120 Scott Boulevard, Santa Clara, CA	95054
(Address of Principal Executive Offices)	(Zip Code)

408/986-4300

(Registrant’s Telephone Number, Including Area Code)

With a copy to:

Bruce Alan Mann, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 23, 2006, DSP Group, Inc. (the “Company”) announced its financial results for the quarter ended September 30, 2006. A copy of the press release, dated October 23, 2006, is attached and filed herewith as Exhibit 99.1. This information, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

In addition to the disclosure of financial results for the quarter ended September 30, 2006 in accordance with generally accepted accounting principles in the United States (“GAAP”), the press release also included non-GAAP (pro forma) net income and diluted earnings per share (EPS) figures for the quarter ended September 30, 2006 that excluded the expenses associated with the application of Statement of Financial Accounting Standards (“SFAS”) 123R.

The Company believes that the pro forma presentation in the press release is useful to investors in analyzing the results for the quarter ended September 30, 2006 because the pro forma presentation excluded non-cash equity-based compensation expenses relating to SFAS 123R that management does not consider meaningful for purposes of analyzing the Company’s core operating results and making budget-planning decisions. In addition, the Company’s financial results for the third quarter of 2005 did not include non-cash equity-based compensation expenses; therefore the non-GAAP presentation facilitates comparison of operating results between comparative reporting periods. Further, the Company believes it is useful to investors to understand how the expenses associated with the application of SFAS 123R are reflected on its statements of income.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

d. Exhibits

Exhibit No.	Description
99.1	Press Release of DSP Group, Inc., dated October 23, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: October 23, 2006	By:	/s/ Dror Levy
Dror Levy
Chief Financial Officer and Secretary

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